Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

February 23, 2018

Simon Property Group, Inc.

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by Simon Property Group, Inc., a Delaware corporation (the “Company”), and Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”). The Company and the Operating Partnership are each referred to herein individually as a “Registrant” and together as the “Registrants.” The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of:  (i) the Company’s shares of common stock, par value $0.0001 per share (“Common Stock”); (ii) the Company’s shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); (iii) the Company’s warrants to purchase Common Stock or Preferred Stock (“Warrants”); (iv) the Company’s depositary shares representing fractional interests in Preferred Stock of any series (“Depositary Shares”); (v) the Operating Partnership’s debt securities (“Debt Securities”); and (vi) shares of Common Stock (“Secondary Shares”) that may be offered and sold from time to time by certain of the Company’s stockholders (each, a “Selling Stockholder”) following the issuance thereof by the Company upon the exchange of common units of limited partnership interest in the Operating Partnership (“Units”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”). The Common Stock (including the Secondary Shares), the Preferred Stock, the Warrants, the Depositary Shares and the Debt Securities are hereinafter referred to, collectively, as the “Securities.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement:

(a)                                 the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”);

(b)                                 the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”);

(c)                                  the Depositary Shares representing fractional interests in the shares of Preferred Stock of any series will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to a deposit

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

agreement (each, a “Deposit Agreement”) to be entered into by the Company and a depositary (each, a “Depositary”); and

(d)                                 the Debt Securities will be issued under an Indenture, dated as of November 26, 1996, as amended and supplemented as of the date hereof (the “Indenture”), among Simon DeBartolo Group, L.P., Simon Property Group, L.P., a Delaware limited partnership that, effective December 31, 1997, was merged into Simon DeBartolo Group, L.P. (the merged entity being the Operating Partnership), and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement or a Current Report on Form 8-K incorporated by reference into the Registration Statement. The Indenture and all Certificates of Designation, Depositary Receipts, Deposit Agreements, Warrant Agreements, supplemental indentures and officers’ certificates establishing the form or terms of the Debt Securities of any series and certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

In connection with this opinion, we have acted as counsel for the Registrants and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated By-laws of the Company (the “By-Laws”), the Second Amended and Restated Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”) and the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”, and together with the Charter, the By-Laws and the Certificate of Limited Partnership, the “Governing Documents”), and such corporate and partnership records of the Registrants, certificates of public officials, officers and other representatives of the Registrants, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. As to facts relevant to the opinions expressed herein, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Registrants.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      With respect to an offering of shares of Common Stock (other than Secondary Shares) (“Primary Common Stock”) covered by the Registration Statement, such shares of Primary Common Stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such shares of Primary Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the board of directors of the Company (the “Board”) or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving the issuance, sale and delivery of such shares of Primary Common Stock at a purchase price per share in an amount not less than the par value thereof; and (iv)

certificates representing such shares of Primary Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Primary Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Primary Common Stock to the purchasers thereof against payment of the agreed consideration therefor.

2.                                      With respect to an offering of shares of Preferred Stock of any series covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such shares of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions (A) establishing the number of shares of such series and the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereon, (B) authorizing and approving the form, terms, execution, delivery and performance of a Certificate of Designation with respect to such series of Preferred Stock and the form of certificate evidencing the shares of such series of Preferred Stock, (C) authorizing and approving the filing of such Certificate of Designation with the Secretary of State of the State of Delaware and (D) authorizing and approving the issuance, sale and delivery of such shares of Preferred Stock at a purchase price per share in an amount not less than the par value thereof; (iv) such Certificate of Designation shall have been duly executed and delivered by duly authorized officers of the Company and filed with the Secretary of State of the State of Delaware; and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Preferred Stock to the purchasers thereof against payment of the agreed consideration therefor.

3.                                      With respect to an offering of Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Warrants and the shares of Primary Common Stock or shares of Preferred Stock, as the case may be, issuable upon exercise of such Warrants (in any such case, the “Warrant Securities”) shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving (A) the form, terms, execution, delivery and performance of the related Warrant Agreement and the form of certificate evidencing such Warrants, (B) the issuance, sale, delivery and purchase price of such Warrants and (C) the issuance of the applicable Warrant Securities upon the exercise of such Warrants on the terms provided in the related Warrant Agreement; (iv) if the Warrant Securities are shares of Primary Common Stock, the applicable actions described in paragraph 1 above shall have been taken; (v) if the Warrant Securities are shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken; (vi) such Warrant Agreement shall have been duly executed and delivered by duly authorized officers of the Company and duly authorized, executed and delivered by the Warrant Agent named therein; and (vii) certificates representing such Warrants shall have been duly executed and delivered by duly authorized officers of the Company, countersigned (if applicable) by such Warrant Agent and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.                                      With respect to an offering of Depositary Shares covered by the Registration Statement, the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Receipts and the related Deposit Agreement when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Shares”) shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving (A) the form, terms, execution, delivery and performance of such Deposit Agreement and such Depositary Receipts and the issuance, sale and delivery of such Depositary Shares and Depositary Receipts at a purchase price per Depositary Share in an amount not less than the par value of the fractional interest of the Underlying Preferred Shares represented by a Depositary Share, (B) the actions described in paragraph 2 above with respect to the Underlying Preferred Shares and the related Certificate of Designation and (C) the issuance and delivery of the Underlying Preferred Shares in accordance with the terms of such Deposit Agreement; (iv) such Deposit Agreement shall have been duly executed and delivered by duly authorized officers of the Company and duly authorized, executed and delivered by the Depositary named therein; (v) certificates representing the requisite number of Underlying Preferred Shares shall have been duly executed, countersigned and registered and duly delivered to and deposited with such Depositary in accordance with the terms of such Deposit Agreement against payment of the agreed consideration therefor or, if any such Underlying Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Underlying Preferred Shares to, and deposit with, such Depositary in accordance with the terms of such Deposit Agreement against payment of the agreed consideration therefor; and (vi) the Depositary Receipts evidencing such Depositary Shares shall have been duly executed and delivered by such Depositary in accordance with such Deposit Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such Depositary Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Depositary Shares to the purchasers thereof against payment of the agreed consideration therefor.

5.                                      With respect to an offering of Debt Securities of any series covered by the Registration Statement, the Debt Securities of such series will constitute valid and binding obligations of the Operating Partnership when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary action shall have been taken by the Company, as the sole general partner of the Operating Partnership, to authorize and approve the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities, and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities pursuant to the Indenture and the form of note evidencing the Debt Securities of such series; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by duly authorized officers of the Company, as the sole general partner of the Operating Partnership, and any such supplemental indenture shall have been duly authorized, executed and delivered by the Trustee; and (v) notes representing the Debt Securities of such series shall have been duly executed and delivered by duly authorized officers of the Company, as the sole general partner of the Operating Partnership, duly authenticated by the Trustee and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

6.                                      With respect to a resale of Secondary Shares by a Selling Stockholder covered by the Registration Statement, such Secondary Shares will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the resale of such Secondary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing and approving the issuance and delivery of such Secondary Shares to such Selling Stockholder upon the exchange of Units by such Selling Stockholder in accordance with the terms of the Partnership Agreement; (iv) such Selling Stockholder shall have exercised its right under the Partnership Agreement to exchange Units for Secondary Shares or cash, in the discretion of the Company, as the sole general partner of the Operating Partnership, and, in such capacity, the Company shall have determined to issue Secondary Shares to such Selling Stockholder in exchange for such Units in accordance with the terms of the Partnership Agreement; and (v) certificates representing such Secondary Shares shall have been duly executed, countersigned and registered and duly delivered to such Selling Stockholder in exchange for Units in accordance with the terms of the Partnership Agreement or, if such Secondary Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Secondary Shares to such Selling Stockholder in exchange for Units in accordance with the terms of the Partnership Agreement.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of Securities:  (i) the applicable Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company, for itself or as the sole general partner of the Operating Partnership, of the applicable Transaction Documents and the issuance, sale (other than with respect to Secondary Shares), exercise (if applicable) and delivery of the applicable Securities (including, without limitation, any Underlying Preferred Shares or Warrant Securities) will not (A) contravene or violate the applicable Governing Documents, any resolutions adopted by the Board or any duly authorized committee thereof, the Delaware General Corporation Law (the “DGCL”) or the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), as applicable, or any other law, rule or regulation applicable to the applicable Registrant, (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon such Registrant or any order, judgment or decree of any court or governmental authority applicable to such Registrant, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) all of the actions taken by the Registrants as contemplated by paragraphs 1 through 6 above, to the extent applicable, shall have been taken pursuant to and in accordance with the applicable Governing Documents, any applicable resolutions adopted by the Board or any duly authorized committee thereof, the DGCL or the DRULPA, as the case may be, and any other applicable laws, rules or regulations; (iv) the authorization by the Company, for itself or as the sole general partner of the Operating Partnership, of the transactions described above, the applicable Transaction

Documents and the other instruments, agreements and documents entered into by the applicable Registrant in connection with the transactions described above will not have been rescinded and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and documents; (v) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect; (vi) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale (other than with respect to Secondary Shares), exercise (if applicable) and delivery of the Securities (including, without limitation, any Underlying Preferred Shares and Warrant Securities and any issuance, sale or delivery upon exercise thereof of Warrants) shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company, for itself or as the sole general partner of the Operating Partnership, acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof, the applicable Transaction Documents, the DGCL or the DRULPA, as applicable, and any other applicable laws, rules or regulations; (vii) such terms will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of such Securities (including, without limitation, any Underlying Preferred Shares or Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants) will not be subject to any preemptive or other similar rights; and (viii) the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock (including, without limitation, Underlying Preferred Shares) issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants. We have further assumed that the Transaction Documents (other than any Certificate of Designation or certificate evidencing shares of Common Stock or Preferred Stock) will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Registrants and is expressly covered by our opinions set forth herein.

This opinion letter is given as of the date hereof and is limited to matters arising under the DGCL, the DRULPA and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York).  We express no opinion as to any other laws, rules or regulations, including the laws, rules or regulations of any other jurisdiction (including, without limitation, the federal laws of the United States of America), or as to any matter arising thereunder or relating thereto.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP